UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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Definitive Proxy Statement
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MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)

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On May 3, 2021, the Registrant published the following information on the website, https://votemimedx.com/:

Home

Our Director Nominees

Driving Shareholder Value

Shareholder Materials

How to Vote


Vote the **WHITE** proxy card today!

The Board unanimously recommends that you vote the **WHITE** proxy card:

FOR	The election of each of the Company's highly qualified Board nominees: Dr. M. Kathleen Behrens, K. Todd Newton, Timothy R. Wright and Dr. Phyllis Gardner
FOR PROPOSAL 3	Advisory approval of executive compensation
FOR PROPOSAL 4	Ratification of Auditors
FOR PROPOSAL 5	To declassify the board of directors of the Company

FOR PROPOSAL 6	To reduce ownership threshold to call a special shareholders' meeting
FOR PROPOSAL 7	To adopt proxy access
AGAINST	Prescience Point Capital Management's four nominees

The Board does NOT endorse any of Prescience Point's nominees and unanimously recommends that you vote FOR the election of each of the Board's nominees and FOR each of the proposals set forth on the WHITE proxy card. The Board strongly recommends that you do NOT sign or return any GOLD proxy card sent to you by or on behalf of the Prescience Group.

HOW TO VOTE

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

MORROW SODALI
Toll Free: (800) 662-5200 or at (203) 658-9400
MDXG@investor.Morrowsodali.com

MIMEDX will hold its 2021 Annual Meeting of Shareholders on Thursday, May 27, 2021, at 10:00 a.m. Eastern Time. **The meeting will be held in virtual format only at www.cesonlineservices.com/mdxg21_vm**. The Board has fixed 5:00 p.m. Eastern Time on April 16, 2021 as the record date for shareholders who will be entitled to vote at the Annual Meeting.

Under a refreshed Board of Directors and senior management team, MIMEDX is executing on a strategy and is driving enhanced shareholder value following a deeply tumultuous period in the Company's history. Over the course of 2020, MIMEDX successfully implemented a number of governance, operational and financial initiatives that were critical to restoring the Company's integrity, improving business liquidity, and transforming the culture of the organization.

The investments we are making in people, resources, and strategic initiatives will also position us to accelerate our late-stage pipeline and achieve our stated top line growth objectives in our core business.

The MIMEDX Board is made up of nine talented, experienced and highly engaged directors who are strongly committed to acting in the best interest of all MIMEDX shareholders. The entire Board is confident that the Company is on the right path forward. The significant progress we made in 2020 has created a strong foundation for growth in 2021 and beyond. We look forward to continuing to execute on our current strategy and create long-term shareholder value.

The Board unanimously recommends that shareholders vote the WHITE proxy card FOR the Company's experienced and highly qualified director nominees.

Your vote is extremely important.

Vote the WHITE proxy card today!

If you have questions or need assistance voting your shares, please contact our proxy solicitor:

MORROW SODALI
Toll Free: (800) 662-5200 or at (203) 658-9400
MDXG@investor.Morrowsodali.com

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If you have any questions or comments regarding MIMEDX, please contact:

INVESTORS
Jack Howarth
Investor Relations
404-360-5681
jhowarth@mimedx.com

MEDIA
Hilary Dixon
Corporate & Strategic Communications
770-651-9307
hdixon@mimedx.com

Andy Brimmer / Jed Repko / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
1.212.355.4449



Our Director Nominees

MIMEDX's Board has recently gone through a comprehensive refreshment plan, resulting in a strong Board made up of nine talented, experienced and highly engaged directors who are committed to acting in the best interest of all MIMEDX shareholders.

Under the plan, six new directors have been added to the Board since 2019, including the appointment of Prescience Point's former nominees, – Dr. M. Kathleen Behrens as the new Chairwoman of the Board, as well as K. Todd Newton as Chairman of the Audit Committee. Dr. Behrens and Mr. Newton have both been outstanding leaders on the Board, making significant contributions to our successful turnaround and to the creation of additional shareholder value.

In addition, we recently appointed Phyllis Gardner, M.D. to the Board in March 2021, whose insight, perspective and strategic expertise are invaluable as we propel our late-stage pipeline toward biologic registration.

Under Timothy R. Wright, the Company's Chief Executive Officer, and the Board's stewardship, MIMEDX has built a strong foundation for growth and is executing on a strategy that is driving enhanced shareholder value. The entire Board is confident that MIMEDX is on the right path forward and has the correct leadership team to continue transforming the Company.

Our Nominees

UP FOR ELECTION AT 2021 ANNUAL MEETING

M. Kathleen Behrens, Ph.D. +

Phyllis Gardner, M.D. +

K. Todd Newton +

Timothy R. Wright +

Our Nominees

UP FOR ELECTION AT 2021 ANNUAL MEETING

M. Kathleen Behrens, Ph.D.

Dr. Behrens, appointed to the MIMEDX Board in June of 2019, has worked as an independent life sciences consultant and investor since December 2009. Dr. Behrens served as the Co-Founder, President and Chief Executive Officer, and as a director, of the KEW Group Inc., a private oncology services company, from January 2012 until June 2014. Earlier in her career, Dr. Behrens served as a general partner for selected venture funds for RS Investments, a mutual fund firm, from 1996 until December 2009. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a managing director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. During that time, Dr. Behrens also served as a member of the President's Council of Advisors on Science and Technology (PCAST) from 2001 to 2009 and as chairwoman of PCAST's Subcommittee on Personalized Medicine, as well as the President, director and chairwoman of the National Venture Capital Association, an organization that advocates for public policy that supports the American entrepreneurial ecosystem, from 1993 until 2000. Prior to that, she served as a general partner and managing director for Robertson Stephens & Co., an investment company, from 1983 through 1996. Dr. Behrens has served as a member of the board of directors of each of Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a medical research and drug development company, since March 2009 (Chairwoman of the Board since April 2015) and IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical stage biotechnology company focused on creating and developing IgM antibodies, since January 2019. She served as a director of Amylin Pharmaceuticals, Inc. (formerly Nasdaq: AMLN), a biopharmaceutical company, from 2009 until its sale in 2012 to Bristol-Myers Squibb Co. Prior to that, she served on the board of directors of Abgenix, Inc. (formerly Nasdaq: ABGX), a biopharmaceutical company, from 2001 until the company was sold to Amgen, Inc. in 2006. From 1997 to 2005, Dr. Behrens was a director of Science, Technology and Economic Policy for the National Research Council. Dr. Behrens was also a Co-Founder of the Coalition for 21st Century Medicine, a trade association for new generation diagnostics companies. Dr. Behrens holds a B.S. in biology and a Ph.D. in microbiology from the University of California, Davis. Dr. Behrens has served on the Board since June 2019 and was nominated as a director because of her substantial experience in the financial services and biotechnology sectors, as well as in healthcare policy.

Phyllis Gardner, M.D.

Dr. Gardner, appointed to the MIMEDX Board in March of 2021, has spent over 35 years in academia, medicine and industry. Dr. Gardner has served on the board of directors of several public and private companies, including Revance Therapeutics, Inc. since 2006, Corium International, Inc. from November 2007 to December 2018, and CohBar, Inc. from February 2019 to present. Dr. Gardner has also served as an advisor to Change Health Care, Inc. from April 2019 to present. From June 1999 to July 2014, she served in various consulting capacities including as an adjunct partner at a venture fund managed by Essex Woodlands Ventures, a venture capital firm that focused on the healthcare industry (and a predecessor to EW Healthcare Partners, a healthcare focused growth equity firm and holder of our Series B Preferred Stock). Additionally, Dr. Gardner has been a member of the Harvard Medical School Board of Fellows since April 2013 and is a scientific reviewer for the Cancer Prevention and Research Institute of Texas. She began her academic medical career at Stanford University, where she has held several positions including Senior Associate Dean for Education and Student Affairs and remains today as Professor of Medicine. From 1994 to 1998, she took a leave of absence from Stanford University to serve as Principal Scientist, Vice President of Research and Head of ALZA Technology Institute, a major drug delivery company. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard University. Our Board believes that Dr. Gardner's medical, healthcare and operating experience and significant experience serving as a director of other healthcare companies make her qualified to serve on our Board.

K. Todd Newton

Mr. Newton, appointed to the MIMEDX Board in June of 2019 as Audit Committee Chair, presently serves as a consultant to, and previously served as Chief Executive Officer and as a member of the Board of Directors of Apollo Endosurgery, Inc. (Nasdaq: APEN), a medical device company, from July 2014 until March 2021. Earlier in his career, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation (formerly Nasdaq: ARTC), a medical device company, from 2009 to June 2014. Prior to that, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer and as a director, at Synenco Energy, Inc., a Canadian oil sands company, from 2004 until 2008. Mr. Newton was a Partner at Deloitte & Touche LLP, a professional services network and accounting organization, from 1994 to 2004. Mr. Newton holds a B.B.A. in accounting from the University of Texas at San Antonio. Mr. Newton has served on the Board since June 2019 and was nominated as a director because of his significant experience in the medical device sector as well as strong executive leadership experience.

Timothy R. Wright

Mr. Wright, appointed to the MIMEDX Board in June of 2019, has more than 30 years of executive experience in the pharmaceutical, biotech and medical devices industries. Prior to joining the Company, Mr. Wright was a founder and partner at Signal Hill Advisors, LLC, a consulting practice, from 2010 to May 2019. Mr. Wright served as President and Chief Executive Officer of M2Gen Corp., a privately held cancer and health informatics company, between July 2017 and September 2018. Before that, Mr. Wright served as Executive Vice President, Mergers and Acquisitions, Strategy and Innovation for Teva Pharmaceutical Industries Ltd. ("Teva"), a pharmaceutical company specializing in generic medicines, from April 2015 until August 2017. Before joining Teva, Mr. Wright was the founding partner of The Ohio State University Comprehensive Cancer Drug Development Institute. Mr. Wright also served as Chairman, Interim Chief Executive Officer and a director of Curaxis Pharmaceutical Corporation ("Curaxis"), a pharmaceutical company specializing in the development of drugs for the treatment of Alzheimer's disease and various cancers, from July 2011 to July 2012. Curaxis had been experiencing financial difficulties prior to Mr. Wright's tenure and, as a result, the company filed for Chapter 11 bankruptcy in July 2012. Mr. Wright was appointed president of Tyco Healthcare Imaging and Pharmaceuticals businesses in 2007, and worked with other executives to spin out of Tyco International forming Covidien. He restructured the Imaging and Pharmaceuticals business, divesting Mallinckrodt Baker, and then prepared the company's IPO. Later, Covidien was acquired in 2014 by Medtronic for $42 billion. From 1984 to 1999, Mr. Wright held executive roles at DuPont Pharma and DuPont Merck, where he served as brand champion of the company's organ transplantation and plasma volume expansion businesses, and eventually became global Senior Vice President, Strategy and Corporate Business Development, as well as President of DuPont Merck, Canada and Senior VP DuPont Merck, Europe heading up Marketing and Business Development.

Mr. Wright has been a director of Agenus, Inc. (Nasdaq: AGEN), an immuno-oncology company, since 2006 and its lead director since 2009. Mr. Wright also serves as Chairperson of The Ohio State University Comprehensive Cancer Center Drug Development Institute, serves as director of The Ohio State Innovation Foundation and sits on The Ohio State University College of Pharmacy Dean's Corporate Council, and over his career, has served on boards of directors for companies in North America, Europe and Asia. Mr. Wright earned a Bachelor's of Science in Marketing from The Ohio State University. He has served on our Board since June 2019 and was nominated as a director to bring the perspective of the Chief Executive Officer on the Board and also for the benefit of his many years of experience in the healthcare and pharmaceutical industry.


Driving Shareholder Value

We are focused on executing our long-term strategic plan to enhance value for all MIMEDX shareholders. From foundation to transformation, our plan includes:

Investing in core business for growth, including investment in commercialization activities

Positioning for pipeline acceleration, with focus on R&D

International expansion

Manufacturing improvements

Executive compensation aligned with operational and financial goals

The significant progress we made in 2020 has created a strong foundation for growth, and we are confident MIMEDX is on the right path forward. We look forward to continuing to execute on our current strategy to drive shareholder value.



Shareholder Materials

APRIL 30, 2021

MIMEDX Definitive Proxy Statement

DOWNLOAD FILING

APRIL 30, 2021

MIMEDX Letter to Shareholders

DOWNLOAD LETTER


How to Vote

If you have any questions or require any assistance voting your shares, please contact our proxy solicitor:

MORROW SODALI
Toll Free: (800) 662-5200 or at (203) 658-9400
MDXG@investor.Morrowsodali.com

Shareholders of Record

Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

By Internet
Log on through the Internet at www.cesvote.com and follow the instructions on that site.

By Telephone
Call 1-888-693-8683 and follow the simple voice prompts provided.

By Mail
Complete, sign, date and return the **WHITE** proxy card in the postage-paid envelope included.

During the Virtual Annual Meeting
Shareholders of Record who have pre-registered and logged in at www.cesonlineservices.com/mdxg21_vm may click on the 'Shareholder Ballot' link found in the 'Meeting Links' section of the webcast to vote during the Annual Meeting.

If you return your **WHITE** proxy card by mail, please ensure you leave enough time for your **WHITE** proxy card to be mailed and received. You are encouraged to sign, date and return the **WHITE** proxy card in the postage-paid envelope provided (or vote by Internet or by telephone).

Beneficial Owners

If you are the beneficial owner of your shares (that is, you hold your shares in "street name" through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares.

You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.

Please follow the instructions provided by your broker, bank or other nominee. If you return your **WHITE** voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.

The Board unanimously recommends that you vote the **WHITE** proxy card:

- **FOR** the election of each of the Company's highly qualified Board nominees: Dr. Kathleen Behrens Wilsey, K. Todd Newton, Dr. Phyllis Gardner and Timothy R. Wright;
- **FOR Proposal 3:** Advisory approval of executive compensation;
- **FOR Proposal 4:** Ratification of Auditors;
- **FOR Proposal 5:** To declassify the board of directors of the Company;
- **FOR Proposal 6:** To reduce the ownership threshold from 51% to 25% to call a special shareholders' meeting
- **FOR Proposal 7:** To adopt proxy access; and
- **AGAINST** Prescience Point Capital Management's ("Prescience Point") four nominees.

The Board does NOT endorse any of Prescience Point's nominees and unanimously recommends that you vote FOR the election of each of the Board's nominees and FOR each of the proposals set forth on the WHITE proxy card. The Board strongly recommends that you do NOT sign or return any GOLD proxy card sent to you by or on behalf of the Prescience Group.